UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

 Filed by the Registrant                                          Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(E)(2))
☐	Definitive Proxy Statement
Definitive Additional Materials
☐	Soliciting Material under §.240.14a-12

RENT-A-CENTER, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

The following information is being filed to amend and supplement the definitive proxy statement filed on Schedule 14A on April 26, 2021. We have revised the Beneficial Ownership table to include a stockholder inadvertently omitted from the original filing based on a Schedule 13G filed with the SEC after the date on which the definitive proxy statement was filed. The revised table is set forth below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the common stock ownership for each of our directors, each of the named executive officers who are currently employed by us, all of our directors and executive officers as a group, and each of our known holders of 5% of our common stock, based on 66,301,290 shares of our common stock outstanding as of April 5, 2021. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table below has sole voting and investment control with respect to the shares indicated as beneficially owned. Information in the table is as of April 5, 2021, unless otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Jeffrey Brown	101,819	(1)	*
Ann Davids	40,546		*
Mitchell Fadel	415,230	(2)	*
Michael Gade	61,737	(3)	*
Christopher Hetrick	46,212	(4)	*
Jason Hogg	—		*
Harold Lewis	9,689	(5)	*
Glenn Marino	7,935	(5)	*
Carol McFate	12,912	(5)	*
Maureen Short	135,936		*
B.C. Silver	2,778	(5)	*
Catherine Skula	94,161	(6)	*
All executive officers and directors as a group (14 total)	976,721		1.5%
BlackRock, Inc.	7,735,401	(7)	11.7%
The Vanguard Group	7,214,667	(8)	10.9%
Aaron Allred	5,150,611	(9)	7.8%

*                 Less than 1%.

(1)         Includes 54,054 DSUs.

(2)         Includes 5,256 DSUs.

(3)         Includes 57,737 DSUs. Mr. Gade has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time.

(4)         Includes 32,487 DSUs and 13,725 shares of our common stock owned by Mr. Hetrick in his personal capacity, of which he has sole voting and investment control. Excludes 2,918,609 shares of our common stock owned by Engaged Capital, LLC (according to a Schedule 13D/A filed by Engaged Capital, LLC with the SEC on August 25, 2020), of which Mr. Hetrick may be deemed a beneficial owner as an employee of Engaged Capital, LLC.

(5)         Comprised solely of DSUs.

(6)         Includes 103 shares held under the Company’s deferred compensation plan.

(7)         The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055. BlackRock, Inc. exercises sole voting control over 7,616,178 of these shares and sole investment control over all 7,735,401 shares. This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2021.

(8)         The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group exercises sole voting control over none of these shares, shared voting control over 108,316 of these shares, sole investment control over 7,068,479 of these shares, and shared investment control over 146,188 of these shares. This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021.

(9)         The address of Aaron Allred is c/o Acima, 13907 Minuteman Dr., 5th Floor, Draper, Utah 84020. Mr. Allred exercises sole voting and investment control over 2,242,031 of these shares and shared voting and investment control over 2,908,580 of these shares. This information is based on a Schedule 13G filed by Mr. Allred with the SEC on May 27, 2021.

For each of the named executive officers and his or her ownership as reported in the table above, the following table sets forth: (1) common stock underlying restricted stock units that may vest within 60 days of April 5, 2021, (2) common stock underlying performance stock units that may vest within 60 days of April 5, 2021, assuming 100% of the target performance is achieved and (3) shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of April 5, 2021.

Name	Common Stock Underlying Restricted Stock Units	Common Stock Underlying Performance Stock Units	Shares Issuable Upon Exercise of Options
Mitchell Fadel	—	—	148,624
Maureen Short	—	—	53,606
Ann Davids	—	—	16,543
Jason Hogg	—	—	—
Catherine Skula	—	—	24,444